UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 26, 2007

     HCSB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-26995	57-1079444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Broad Street, Loris, South Carolina 29569
(Address of principal executive offices)   (Zip Code)

Registrant's telphone number, including area code:  (843) 756-6333

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.   Other Events.

On January 26, 2007, HCSB Financial Corporation issued a press release announcing its Board of Directors declared a 2 for 1 stock split in the form of a 100% stock dividend payable to shareholders of record as of January 30, 2007. The dividend will be paid on February 13, 2007. Fractional shares will be based on the market value of the common stock on January 30, 2007.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities-Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, such as a downtown in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statement will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans or expectations contemplated by our company will be achieved. We undertake no obligations to publicly update or service any forward-looking statements, whether as a result of new information, future events, or otherwise.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

       (c)     Exhibits: The following exhibits are filed as part of this report:

     Exhibit
     Number             Description

     99.1                    Dividend Press Release of HCSB Financial Corporation dated January 26, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

By: /s/ James R. Clarkson Name: James R. Clarkson Title: President & Chief Executive Officer

Dated:  February 2, 2007

EXHIBIT INDEX

Exhibit Number             Description

99.1                                 Dividend Press Release of HCSB Financial Corporation dated January 26, 2007.

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